UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26536 (Commission File Number)	33-0029027 (IRS Employer Identification No.)
51 Columbia, Suite 200
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 362-5800
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 30, 2007, Smith Micro Software, Inc. (the “Company”), E Frontier Acquisition Corporation, a wholly-owned subsidiary of the Company (“Acquisition Sub”), e frontier, Inc. (“Parent”) and e frontier America, Inc., a wholly-owned subsidiary of the Parent (“Seller”) entered into an Amendment (the “Amendment”) to the Asset Purchase Agreement dated November 12, 2007 by and among the Company, Acquisition Sub, Parent and Seller (the “Asset Purchase Agreement”).
     Pursuant to the Amendment, the Company, Acquisition Sub, Parent and Seller agreed that, among other things, the $6,000,000 Purchase Price under the Asset Purchase Agreement will be reduced by $400,000 in the event Parent and Seller do not, at closing, sell, transfer, convey, assign and deliver to Buyer exclusive right, title and interest in and to U.S. Trademark Registration No. 3,170,199 for ‘MANGA STUDIO’ related to International Class 009. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment attached as Exhibit 2.5 to this Current Report on Form 8-K and incorporated herein by reference.
     In addition, on November 30, 2007 the Company and Acquisition Sub closed their acquisition of substantially all of the assets of Seller.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.5	Amendment to Asset Purchase Agreement, dated November 30, 2007, by and among Smith Micro Software, Inc., E Frontier Acquisition Corporation, e frontier, Inc. and e frontier America, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: December 6, 2007	/s/ Andrew Schmidt
Andrew Schmidt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.5	Amendment to Asset Purchase Agreement, dated November 30, 2007, by and among Smith Micro Software, Inc., E Frontier Acquisition Corporation, e frontier, Inc. and e frontier America, Inc.